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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 1999 (except for Note 6 for which the date is April 26, 1999) included in Viisage Technology, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                         /s/ Arthur Andersen LLP



Boston, Massachusetts
January 8, 2001